EXHIBIT 5

                       [LeBoeuf, Lamb, Greene & MacRae
                                    L.L.P.]

                               (801) 320-6700

                              July 27, 1999

Mity-Lite, Inc.
1301 West 400 North
Orem, UT 84057

Ladies and Gentlemen:

     You have requested our opinion as counsel for Mity-Lite, Inc., a Utah corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission on or shortly after the date hereof under the Securities Act of 1933 with respect to 500,000 additional shares (the "Common Stock") of its common stock, $0.01 par value, to be issued pursuant to the Company's 1997 Stock Incentive Plan (the "Plan").

     In connection with this opinion, we have examined the Registration Statement and such instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformatiy to the original documents of all documents submitted to us as copies and the authenticity of the orignals of such latter documents. As to any fact material to our opinion, we have relied upon the aforesaid Registration Statement, instruments, certificates, records and documents.

     Upon the basis of such examination, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that, upon issuance, delivery and payment therefor, in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

     This opinion is limited to the corporate laws of the State of Utah and the Federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              LeBoeuf, Lamb, Greene & MacRae, L.L.P.